UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015 (November 20, 2015)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

(713) 651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2015, the Board of Directors (the “Board”) of Key Energy Services, Inc. (the “Company”) increased by one the number of Class III directors of the Board, the terms of which end at the 2018 Annual Meeting of Stockholders of the Company, and elected Robert Drummond, the Company’s President and Chief Operating Officer, to fill the resulting vacancy as of the same date. There were no special compensation arrangements entered into in connection with his appointment. As of the date of this report, the Board has not appointed Mr. Drummond to any committee of the Board. There are no transactions in which Mr. Drummond has an interest requiring disclosure by the Company under Item 404(a) of Regulation S-K.

On November 23, 2015, the Company issued a press release announcing the appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated November 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 24, 2015	By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 23, 2015.